Exhibit 10.52

PharmAthene, Inc.

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission

TECHNOLOGY TRANSFER AND DEVELOPMENT SERVICES SUBCONTRACT THIS TECHNOLOGY TRANSFER AND DEVELOPMENT SERVICES SUBCONTRACT (the “Subcontract”) is made as of September 17, 2009 (the “Effective Date”) by and between Diosynth RTP Inc., a Delaware corporation, located at 101 J. Morris Commons Lane, Morrisville, North Carolina 27560 (“Diosynth”), and PharmAthene, Inc., a Delaware corporation, located at One Park Place, Suite 450, Annapolis, MD 21401 (“PharmAthene”). Each of Diosynth and PharmAthene may be referred to herein separately as a “Party” and collectively as the “Parties.” WHEREAS, PharmAthene owns rights to a recombinant protective antigen for anthrax vaccine (rPA) product (the “Product”); WHEREAS, PharmAthene has been awarded a prime contract in respect of the development of an anthrax vaccine, numbered NO-A1-30052 with the National Institutes of Health (“NIH”), an agency of the U.S. Government, which contract was recently transferred from NIH to the Biomedical Advanced Research and Development Authority (“BARDA”) within the Department of Health and Human Services (as amended from time to time, and together with any successor or replacement contract (s), collectively the “Prime Contract”); WHEREAS, PharmAthene anticipates further funding of its development of recombinant protective antigen (rPA) for anthrax (rPA); WHEREAS, Diosynth is a contract manufacturing organization (“CMO”) providing a range of services related to the development and manufacture of biopharmaceutical products; WHEREAS, prior to the date hereof, another CMO provided certain development and manufacturing services to PharmAthene related to the supply of the bulk drug substance for the Product (“Drug Substance”); WHEREAS, PharmAthene desires to transfer the technology related to, among other things, the development, scale-up and manufacture of the Drug Substance from the prior CMO to Diosynth (the “Technology Transfer”); WHEREAS, Diosynth desires to assist PharmAthene with the Technology Transfer to its organization and facilities and to begin development work related to the manufacturing process for the Drug Substance in support of the Prime Contract (all of the foregoing, including the Technology Transfer and all other services included in the Scope, collectively, the “CMO Services”); WHEREAS, PharmAthene and Diosynth may in the future decide to amend this Subcontract to add additional development services and provisions relating to the Drug Substance, including without limitation validation, verification and conformance manufacturing;

2 WHEREAS, PharmAthene and Diosynth are also in discussions regarding entering into a separate subcontract (a “Development and Supply Subcontract”) under which Diosynth would supply Drug Substance in support of any future prime contract awarded to PharmAthene for the advanced development and procurement of the Product; and WHEREAS, Diosynth wishes to be hired by PharmAthene and to assist PharmAthene with the CMO Services (collectively the “Program”) under the terms of this Subcontract. NOW, THEREFORE, in consideration of the foregoing premises and the promises, benefits, rights and obligations set forth below, the Parties agree as follows: 1. CMO Services. 1.1 Statement of Work. (a) Diosynth shall perform the CMO Services described in the Statement of Work attached hereto as Exhibit A (the “Scope”), in accordance with the terms and conditions of this Subcontract and all exhibits attached hereto, including without limitation the Quality Agreement, all of which are incorporated herein by reference. In exchange, PharmAthene shall pay Diosynth the fixed prices specified in the Program Price and Payment Schedule attached hereto as Exhibit B (“Program Price”). In addition, Process Consumables (as defined in the Scope), Raw Materials (as defined in the Scope) and Third Party Analytical Testing (as defined in the Scope) purchased for the CMO Services will be invoiced separately as pass-through costs as such costs are incurred by Diosynth (such pass-through costs and the Program Price, collectively the “Total Program Price”). PharmAthene agrees to pay Diosynth’s actual cost (inclusive of necessary testing) for the Process Consumables, Third Party Analytical Testing and Raw Materials (collectively, the “Pass-Through Costs”) purchased for the CMO Services Diosynth represents that such mark-up represents its mark-up on Process Consumables, Third Party Analytical Testing and Raw Materials, customarily offered to Diosynth’s customers. Amounts payable for Process Consumables, Third Party Analytical Testing and Raw Materials will be invoiced as they are incurred by Diosynth, but in no event shall Diosynth invoice PharmAthene more than once monthly. Subject to the accuracy of applicable Assumptions, the total price (including mark-up) charged to PharmAthene for the Pass-Through Costs shall not exceed the “not to exceed” price for such items set forth in the Scope. (b) PharmAthene shall perform its obligations as set forth in this Subcontract, the Scope and the Quality Agreement, and shall support and cooperate with Diosynth in its performance of the CMO Services. However, the foregoing shall not require PharmAthene to incur any material burden, cost or obligation not its responsibility under this Subcontract. 1.2 Sponsor Deliverables.

3 (a) As further set forth in the Scope, PharmAthene will timely provide Diosynth with Sponsor Deliverables (as defined in the Scope). A failure by PharmAthene to provide Sponsor Deliverables within the timeframes set forth in the Scope or as otherwise agreed to by the Parties in writing that delays performance of the CMO Services could result in additional charges to PharmAthene and a delay in meeting the objectives of this Subcontract. Claims for any such charges and delays must be pursued in accordance with Section 2.2 hereof. (b) Title to Sponsor Deliverables shall remain with PharmAthene. Diosynth shall not sell, pledge, hypothecate, dispose of, or otherwise transfer any interest in Sponsor Deliverables except as otherwise provided in this Subcontract, and shall use Sponsor Deliverables solely for purposes of performing the CMO Services. Diosynth shall provide safe and secure storage conditions for Sponsor Deliverables while they are at Diosynth’s Facility. 1.3 Entire Agreement; Conflicts. This Subcontract (together with the exhibits attached hereto), the Quality Agreement, and the Scope collectively constitute the Parties’ entire agreement for the CMO Services. Terms defined in this Subcontract shall have same meaning when used in the Scope or the Quality Agreement except as otherwise provided. In the event of any conflict among the components of this Subcontract, the following order of precedence shall apply: (i) “flow down” requirements of the Prime Contract attached hereto as Exhibit C; (ii) the terms set forth in this Subcontract; (iii) the Quality Agreement; and (iv) the Scope. References to this Subcontract herein shall, unless the context clearly indicates otherwise, be deemed to include the Scope, the exhibits, and Change Orders. 1.4 Facility. Diosynth shall perform the CMO Services at Diosynth’s manufacturing facilities in Morrisville, North Carolina, or at such other place(s) as are mutually agreed upon by the Parties (the “Facility” or “Facilities”). 1.5 Shipping and Packaging. The delivery point for all items to be delivered by Diosynth under this Subcontract shall be FCA, Diosynth’s Facility. Diosynth shall package for shipment and ship all items at PharmAthene’s expense and in accordance with PharmAthene’s written instructions, with PharmAthene bearing all packaging, shipping and insurance charges during transit. Diosynth shall retain representative samples for record keeping, testing and regulatory purposes. Diosynth shall notify PharmAthene in writing when each lot of Product Deliverables is ready to be released as described in Article 10 of the Quality Agreement, and PharmAthene shall arrange for each lot of Product Deliverables to be shipped within thirty (30) days after PharmAthene provides release documentation such as a Certificate of Conformance, or similar, as described in Article 10 of the Quality Agreement. In the event of any delay by PharmAthene in providing release documentation or shipping for one or more lots of Product Deliverables that is not the fault of Diosynth, the Parties acknowledge and agree that title and risk of loss for each such lot of Product Deliverables shall automatically transfer to (and be assumed by) PharmAthene effective upon expiration of the applicable thirty (30) day period. 1.6 Additional Manufacturing Activities. The Parties acknowledge that this Agreement does not currently contemplate additional production of the Drug Substance at commercial production levels beyond the one (1) cGMP manufacturing run contemplated by the Scope. At

4 PharmAthene’s request, Diosynth agrees to negotiate in good faith the terms and conditions of an agreement to manufacture and supply additional amounts of Drug Substance, including without limitation a Development and Supply Subcontract, that provides for additional manufacturing capacity; provided however that the foregoing shall not require Diosynth to reserve or set aside additional manufacturing capacity for PharmAthene unless such reservation or set-aside is mutually agreed upon in such negotiations. 2. Performance Standards; Covenants; Changes to Scope and Other Responsibilities. 2.1 Performance Standards and Related Matters. (a) Diosynth shall at all times perform the CMO Services in accordance with: (i) the Scope, (ii) this Subcontract, including without limitation the Quality Agreement and the “flow down” requirements of the Prime Contract attached hereto as Exhibit C (iii) cGMP as defined in the Quality Agreement (“cGMP”), (iv) with respect to matters not addressed by cGMP, reasonable and professional care and in a good and workmanlike manner, and (v) all applicable federal and state laws, rules and regulations (collectively, “Applicable Law”). The Parties acknowledge that they have jointly designed the Scope to be consistent with current U.S. regulatory requirements and guidelines. Notwithstanding the foregoing, Diosynth does not warrant that compliance with the requirements of this Subcontract will satisfy the requirements of any regulatory agencies at the time of submission of the results to such agencies. (b) Except as otherwise provided herein, all warranties in this Subcontract shall survive inspection, test and Acceptance of, and payment for, the CMO Services. All warranties shall run to PharmAthene and its successors, assigns, and customers and shall extend for a period of one (1) year after PharmAthene’s final Acceptance of the CMO Services. (c) Subject to each Party’s contractual obligations under this Subcontract, PharmAthene shall have the right and responsibility for determining regulatory strategy, decision and actions to the extent relating to the Program or Product and Diosynth shall have the right and responsibility for determining regulatory strategy, decision and actions to the extent relating to (i) the Facility, or its utilities, equipment or personnel; (ii) Diosynth’s quality systems; (iii) any requirement imposed on Diosynth by a Regulatory Authority or (iv) any other commitments made by Diosynth prior to the Effective Date of this Subcontract. In the event of dispute concerning the appropriate division of the foregoing rights and responsibilities, the Parties agree to negotiate in good faith to resolve such dispute and, in the event that such dispute is not resolved through negotiation, either party may submit such dispute to arbitration pursuant to Article 26. 2.2 Change Orders; Changes to the Scope. (a) The Program Price and Payment Schedule for the CMO Services are fixed, subject to the assumptions set forth in Section 3.0 of the Scope (“Assumptions”). This Section 2.2 describes the exclusive means by which the Program Price and Payment Schedule, the

5 Scope, or associated Program timeline may be changed. As used herein, “Change Order” means a written document signed by both Parties describing in reasonable detail a change in the Program Price and Payment Schedule, the Scope, and/or associated Program timeline. (b) Change Orders must be agreed by both Parties in writing, and consent to a Change Order shall not be unreasonably withheld, conditioned or delayed by either Party. Either Party may propose in writing a change to the Program Price and Payment Schedule, the Scope and/or associated Program timeline, which shall contain the terms of such proposed change in reasonable detail. In such event, Diosynth shall prepare and deliver to PharmAthene within ten (10) days a proposed Change Order which shall include a statement of all effects on the Program Price and Payment Schedule, the Scope and/or associated Program timeline. The proposed Change Order shall include (i) cost information in reasonable detail for all Pass- Through Costs and (ii) a fixed price for all other services related to the proposed change(s). Diosynth agrees that such Pass-Through Costs and fixed price quote will be commercially reasonable. Within ten (10) days thereafter, PharmAthene shall respond to Diosynth indicating whether it approves or rejects the proposed Change Order, and if the Change Order is approved the Parties shall promptly execute same, whereupon the Change Order shall be effective to modify the Program Price and Payment Schedule, the Scope and/or associated Program timeline. In the event that the Parties cannot agree on the terms of any Change Order and the Parties do not resolve same promptly through good faith negotiations, then the dispute procedures of Article 26 hereof shall apply. Unless directed otherwise by PharmAthene, Diosynth shall continue to perform all work not affected by the proposed Change Order in accordance with this Subcontract during the pendency of any dispute regarding such proposed Change Order, provided that PharmAthene shall continue to comply with its payment obligations hereunder. Notwithstanding the preceding sentence, Diosynth shall not be required to continue performance of the CMO Services during the pendency of any dispute to the extent that performance of such work would be impossible in the absence of such a Change Order. Except in the case of a stop work order as described in Section 2.3 below, each Party shall notify the other within fifteen (15) days after first becoming aware of the existence of circumstances giving rise to a Change Order. (c) Except as otherwise provided herein, all notices to be furnished by Diosynth shall be sent to PharmAthene’s Director of Contracts at the address set forth in Article 20 with a copy to PharmAthene’s General Counsel at the same address. 2.3 Stop-Work Orders. (a) PharmAthene may, at any time, by written order to Diosynth, require Diosynth to stop all, or any part, of the work called for by the Scope for a period of ninety (90) days after the order is delivered to Diosynth, and for any further period to which the Parties may agree. The order shall be specifically identified as a stop-work order issued under this Section 2.3. Upon receipt of the order, Diosynth shall immediately comply with its terms and take all reasonable steps to minimize the incurrence of costs allocable to the work covered by the order during the period of work stoppage. Within a period of 90 days after a stop-work

6 order is delivered to Diosynth, or within any extension of that period to which the Parties shall have agreed, PharmAthene shall either: (i) cancel the stop-work order, or (ii) terminate the work covered by the order as provided in Section 4.2. (b) If a stop-work order issued under this Section 2.3 is canceled or the period of the order or any extension thereof expires, Diosynth will use all commercially reasonable efforts to resume work as soon as possible thereafter. Diosynth may request an equitable adjustment via the Change Order process in accordance with Section 2.2, within thirty (30) days after the end of the period of work stoppage, to the extent that (i) its direct costs were, or are reasonably expected to be, increased thereby or (ii) actual delay to its ability to perform was, or is reasonably expected to be, incurred. (c) If a stop-work order is not canceled and the work covered by the order is terminated for the convenience of PharmAthene pursuant to Section 4.2 (b), PharmAthene shall pay Diosynth the amounts, if any, specified in Section 4.2 (b). 2.4 Allocation of Resources. If delays in the agreed commencement or performance of the CMO Services occur because of (i) a stop-work order issued under Section 2.3, or (ii) PharmAthene’s failure to supply Diosynth with Sponsor Deliverables as required by this Subcontract within thirty (30) days of the timeframes set forth in the Scope or as otherwise agreed to by the Parties in writing, that is not the fault of Diosynth, Diosynth may, after providing ten (10) business days’ prior written notice to PharmAthene, temporarily reallocate resources being held for performance of the Scope without incurring liability to PharmAthene. In addition, in such event Diosynth’s obligation to perform the CMO Services as set forth in the Scope shall be suspended to the extent that such performance has been stopped by a stop-work order, or is prevented by a failure to provide a Sponsor Deliverable, but only during and for so long as Diosynth’s performance is actually stopped or prevented thereby. 2.5 Support for Regulatory Submissions. (a) Except as otherwise provided herein or as required by Applicable Law, PharmAthene shall be the sole communicator with the Food and Drug Administration (“FDA”) or other applicable regulatory authority (each a “Regulatory Authority”) regarding the Drug Substance and the Product or any regulatory approvals therefor. Except as otherwise provided herein or as required by Applicable Law, Diosynth shall not initiate contact with any Regulatory Authority without PharmAthene’s prior written approval. (b) If PharmAthene is required to submit to a Regulatory Authority any information concerning the CMO Services, Diosynth will provide PharmAthene copies of such documentation, data and other information as shall be necessary or reasonably desirable for such submission to the Regulatory Authorities and such other information in such form as PharmAthene may reasonably request, provided that such assistance shall be subject to the terms of the Quality Agreement. Diosynth shall also cooperate and consult as reasonably requested by PharmAthene and/or required by the Regulatory Authorities for development of additional data or performance of studies concerning the Product beyond the Scope, and

7 PharmAthene shall pay Diosynth’s reasonable costs therefor. Diosynth shall also provide, if required by the Regulatory Authorities, information concerning its laboratory, manufacturing, and quality control procedures with respect to the CMO Services. If requested, Diosynth shall use reasonable best efforts to provide PharmAthene all documentation, data and information referred to in this Section 2.5 reasonably in advance of their required submission to allow for PharmAthene’s review and comments. Diosynth shall endeavor in good faith to satisfactorily resolve all PharmAthene comments prior to submission if such submission is to be made by PharmAthene. 2.6 SAFETY Act and PREP Act Compliance. The Parties acknowledge and agree that the Product is intended to prevent or deter acts of terrorism and/or to limit the harm such acts might otherwise cause and mitigate, treat, or cure a pandemic or epidemic, and to limit the harm such pandemic or epidemic might otherwise cause. Diosynth shall provide reasonable assistance to PharmAthene in its efforts to secure certification and designation of the Drug Substance and the Product as a Qualified Anti-Terrorism Technology (“QATT”) under U.S. law, and specifically under the Support Anti-terrorism by Fostering Effective Technologies Act of 2002 (the “SAFETY Act”), sections 441-444 of title 6, United States Code. The Parties acknowledge and agree that the Drug Substance and/or Product is intended to qualify as a “covered counter measure” within the meaning of the Public Readiness and Emergency Preparedness Act (the “PREP Act”) and that each is a “covered person” as therein defined. 2.7 Quality Agreement. On the Effective Date, PharmAthene and Diosynth entered into the Quality Agreement attached hereto as Exhibit D, which shall be used by both Parties to assign certain of the day-to-day responsibilities and manage the operations of both the PharmAthene and Diosynth Quality Assurance groups with respect to the CMO Services. 2.8 Project Manager. Each Party shall appoint a project manager for this Subcontract (the “Project Managers”). Diosynth’s project manager for this Subcontract is Dr. Bernard Adkins. The Diosynth Project Manager shall be considered a “key” employee and so long as the Diosynth Project Manager remains in the employ of or under contract with Diosynth, said person shall not be replaced in the performance of this Subcontract or have their responsibilities materially reduced or altered, unless an equally qualified replacement approved by PharmAthene is assigned. Such approval shall not be unreasonably denied. Notwithstanding the foregoing, PharmAthene shall be permitted to request the replacement of the Diosynth Project Manager at any time by written notice, whereupon Diosynth shall designate and assign a qualified replacement subject to approval by PharmAthene, such approval not to be unreasonably withheld, conditioned or delayed. In the event that the Diosynth Project Manager terminates his/her relationship with Diosynth, or is unable or unwilling, for any reason, to continue with or complete the work effort, then Diosynth may propose a new Project Manager for PharmAthene’s consideration. Any increase in the cost of performing the Scope due to the addition of the new Project Manager shall be the sole responsibility of Diosynth. The Project Managers will oversee the day-to-day activities of the Parties with respect to the Program and will be the primary point of contact between the

1 Parties with respect to the Program. The Project Managers shall report to the Joint Steering Committee. 2.9 Additional Diosynth Responsibilities. Diosynth shall be responsible for all necessary education and training of its employees and contractors with respect to the Facilities, equipment and processing methods used in providing the CMO Services. 3. Invoicing and Payment. 3.1 Payment. PharmAthene shall pay Diosynth for the CMO Services provided in accordance with this Subcontract on the terms and conditions and in the amounts set forth in the Program Price and Payment Schedule, as modified by any Change Orders, which amounts shall include all expenses, taxes and other charges whatsoever except as otherwise specified in this Section 3.1. All invoices for CMO Services shall contain all supporting data and other information required under this Subcontract and as otherwise reasonably requested by PharmAthene. PharmAthene shall pay Diosynth for Process Consumables, Raw Materials and Third Party Analytical Testing in accordance with Section 1.1 (a) and for packaging, shipping and insurance charges in accordance with Section 1.5. All invoices shall contain a summary of activities completed during the invoice period, including activities completed and an indication of Process Consumables and Raw Materials purchased, cost of Third Party Analytical Testing and any packaging, shipping or insurance charges incurred. Diosynth shall invoice PharmAthene monthly not later than the fifth (5th) day of each month. Separate invoices shall be submitted according to the activities described in the Scope. Unless otherwise provided in any Scope, PharmAthene shall pay Diosynth all undisputed amounts invoiced within thirty (30) days after the date of receipt of a proper invoice for such fees and expenses provided that such invoice is received by the fifth (5th) day of the month. If such invoice is received after the fifth (5th) day of any month, such invoice shall be treated as if received before the fifth (5th) day of the month after the month in which it is actually received and shall be paid in the next payment cycle. If PharmAthene disputes the amount due, then PharmAthene shall notify Diosynth of such dispute by the payment due date provided that Diosynth has timely provided such supporting documentation as PharmAthene reasonably requests. Both parties will act in good faith to promptly resolve such dispute. Late payments are subject to an interest charge of one percent (1%) per month. Unless within thirty (30) days of the date of PharmAthene’s receipt of the invoice PharmAthene has advised Diosynth in good faith and in writing of the specific basis for disputing an invoice, failure to pay an undisputed invoice within ninety (90) days from the date of invoice may, at Diosynth’s election, constitute a material breach of this Subcontract. 3.2 Form of Invoice. The Parties shall mutually agree on an acceptable form of invoice, consistent with the requirements of this Subcontract, the Prime Contract and Applicable Law. No amounts set forth on an invoice shall be due and payable to Diosynth hereunder unless such invoice is accurate and complete. 3.3 Address for Invoicing. Invoices shall be submitted to PharmAthene at: PharmAthene, Inc.

2 Attn: Accounts Payable One Park Place, Suite 450 Annapolis, MD 21401 and to Diosynth at: Diosynth RTP Inc. 101 J Morris Commons Lane Morrisville, North Carolina 27560. or to such other addresses provided to the other Party in writing in accordance with the terms of Article 20 of this Subcontract. 3.4 Acceptance. “Acceptance” shall mean that deliverables as set forth in the Scope conform to all applicable requirements and the agreed upon acceptance criteria for such deliverable as provided in this Subcontract. (a) With respect to protocols, reports, study plans and reports, PharmAthene-specific analytical test methods and other written deliverables that are identified as Diosynth Deliverables in the Scope (collectively, the “Written Deliverables”), the Parties shall engage in review and revision of such deliverable in a timely manner in accordance with the principles provided in the Scope to generate a final Written Deliverable. PharmAthene shall review and, if acceptable in all reasonable respects, accept final Written Deliverables within ten (10) days after receipt, unless specified otherwise in the Quality Agreement. (b) With respect to a shipment of Drug Substance (the “Product Deliverable”), Acceptance shall occur on the date of delivery of the Certificate of Conformance by PharmAthene in accordance with Article 10 of the Quality Agreement. Diosynth shall not deliver any Product Deliverable to PharmAthene until such deliverable has been released in accordance with Article 10 of the Quality Agreement. (c) PharmAthene shall have the right to reject any Deviating Product in accordance with Article 9 of the Quality Agreement and this Section 3.4 (c). PharmAthene shall promptly (and, in any event, no later than thirty (30) days following delivery of any Product Deliverables (pursuant to Section 3.4 (b))) notify Diosynth in writing that such Product Deliverables are Deviating Product due to a suspected defect that is known to PharmAthene or that was readily ascertainable through reasonable inspection. “Deviating Product” shall mean Product Deliverables that (i) were not processed in accordance with the process set forth in the Scope; (ii) were not processed, handled or stored in accordance with cGMP, or (iii) are damaged or defective. Notwithstanding anything to the contrary contained herein, in the case of suspected defects that are not readily ascertainable through reasonable inspection, PharmAthene shall notify Diosynth of such defect within ten (10) days from the date of discovery of such defect, or earlier if required by the Quality Agreement..

3 (i) As soon as practicable after PharmAthene provides Diosynth with a notice of rejection, the Parties shall undertake an investigation of such Product Deliverables in accordance with Article 9 of the Quality Agreement. Upon commencement of the investigation, PharmAthene shall immediately deliver to Diosynth all potentially Deviating Product. The Parties shall cooperate in good faith during such investigation and use reasonable best efforts to complete the investigation. Diosynth shall notify PharmAthene within five (5) days of the conclusion of such investigation, whether Diosynth accepts or disputes PharmAthene’s assertion(s) that certain Product Deliverables are a Deviating Product. (ii) After the completion of such investigation (or earlier, if agreed to by the Parties), at PharmAthene’s request, whether or not Diosynth accepts PharmAthene’s assertion that certain Product Deliverables are Deviating Product, Diosynth shall process and deliver replacement Product Deliverables (“Replacement Product”) as soon as reasonably possible, provided that Diosynth shall not be required to cease, interrupt or otherwise disturb campaigns in progress. If Diosynth disputes in writing whether the Product Deliverables are Deviating Product or whether such Deviating Product was caused by the failure of Diosynth, PharmAthene shall pay Diosynth, within thirty (30) days of such Replacement Product request: (A) for such Replacement Product in accordance with the prices set forth in the Program Price and Payment Schedule and (B) for all Pass-Through Costs purchased for such Replacement Product, plus a fee equal to seven and one half percent (7.5%) of such actual costs. Following completion of an investigation and dispute resolution if any pursuant to this Section 3.4 (c), Diosynth shall reimburse PharmAthene such payment, in accordance with Section 3.4 (c)(iv), to the exent such Deviating Product is agreed or determined to be caused by the failure of Diosynth. (iii) If Diosynth disputes PharmAthene’s assertion that certain Product Deliverables are Deviating Product or Diosynth believes that the Deviating Product was not caused by any failure of Diosynth, then the Parties shall work together in good faith to resolve the dispute. If the Parties are unable to resolve such a dispute through good faith negotiation, then the dispute procedures of Article 26 hereof shall apply. (iv) If Diosynth accepts PharmAthene’s assertion or if it is determined through the dispute procedures of Article 26 hereof that such Deviating Product was caused by the failure of Diosynth and PharmAthene previously paid for the Replacement Product, then Diosynth shall, within thirty (30) days of such acceptance or determination, reimburse PharmAthene for the price of the Replacement Product to the extent that such Deviating Product was caused by the failure of Diosynth

4 (v) if it is determined through the dispute procedures of Article 26 hereof, or if PharmAthene acknowledges the same in writing, that such Product Deliverable was not a Deviating Product or such Deviating Product was not caused by the failure of Diosynth, then Diosynth shall be entitled to retain the payment made by PharmAthene pursuant to Section 3.4(c)(ii) for such Replacement Product. Such purchase price for the Replacement Product shall be in addition to the purchase price for the original shipment of the allegedly Deviating Product. PharmAthene’ liability for such Deviating Products shall be limited to that stated in this Section 3.4(c). (d) If any CMO Services other than Written Deliverables and Product Deliverables (collectively, the “Service Deliverables”) do not comply with the standards set forth in Section 2.1(a) and such failure is not the fault of PharmAthene, Diosynth shall promptly, upon notice, re-perform such Service Deliverables in accordance with the standards set forth in Section 2.1(a) for no additional costs to PharmAthene. (e) Provided that Diosynth re-performs its obligations with respect to Deviating Product or non-conforming Service Deliverables in accordance herewith and the timeframe for cure provided in Section 4.2(a)(i)(1) or (2) as applicable, the initial failure of such Deviating Product or Service Deliverable to comply with the standards set forth herein shall not be considered a default under this Subcontract (unless such failure resulted from gross negligence, bad faith or intentional misconduct). 3.5 Payment Not Acceptance. Payment by PharmAthene for any CMO Services performed under this Subcontract shall not be deemed to constitute acceptance of such CMO Services nor waive any rights, warranties or remedies available to PharmAthene under this Subcontract or Applicable Law. 4. Term and Termination 4.1 Term. The term of this Subcontract shall begin on the Effective Date and continue until completion of all CMO Services and as long as reasonably necessary to settle all accounts and for such additional period thereafter as may be necessary to make any payments due and fulfill any post-termination obligations. The Parties acknowledge that PharmAthene is required to complete performance under the Prime Contract by March December 31, 2011 and Diosynth agrees to use reasonable best efforts to (i) demonstrate consistent progress towards completion of this Subcontract by December 31, 2010, and (ii) complete this Subcontract by such date, subject to the terms of this Subcontract. Diosynth will provide regular reports, as described in this Subcontract, indicating progress towards milestones in reasonable detail, and such further information as PharmAthene may reasonably request. 4.2 Termination. This Subcontract is terminable only as follows: (a) Default.

5 (i) If Diosynth is in default of its material obligations under this Subcontract, then PharmAthene may notify Diosynth in writing of any such default. (1) Diosynth shall have a period of twenty (20) days from the date of receipt of such notice within which to cure such default, and shall diligently pursue efforts to cure such default at all reasonable times. If Diosynth fails to cure within such twenty (20) day period, then PharmAthene shall have the right to immediately terminate all or any part of this Subcontract by providing written notice to Diosynth. In the event of such termination, PharmAthene shall not be liable to pay for any work not Accepted; provided however that PharmAthene’s Acceptance shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Diosynth shall upon request deliver to PharmAthene any supplies and materials, manufacturing materials, and manufacturing information that Diosynth has specifically produced or acquired for this Subcontract and PharmAthene shall compensate Diosynth for the reasonable cost of such supplies, materials and/or information and any costs associated with these deliverables. (2) With respect to production runs or other activities that are not capable of being cured in twenty (20) days from the date of receipt of such notice, Diosynth shall initiate actions during such twenty (20) day period that are reasonably anticipated to cure the default within a reasonable period (not to exceed one hundred and fifty (150) days), and thereafter cure such default within a reasonable period (not to exceed one hundred and fifty (150) days). If Diosynth fails to cure within such period, then PharmAthene shall have the right to immediately terminate all or any part of this Subcontract by providing written notice to Diosynth in accordance with Section 4.2(a)(i)(1). (ii) If PharmAthene is in default of its material obligations under this Subcontract, Diosynth shall promptly notify PharmAthene in writing of any such default. PharmAthene shall have a period of twenty (20) days from the date of receipt of such notice within which to cure such default provided that it diligently continues efforts to cure such default at all reasonable times. With respect to non-monetary performances that are not capable of being cured in twenty (20) days from the date of receipt of such notice, PharmAthene shall initiate actions during such twenty (20) day period that are reasonably anticipated to cure the default within a reasonable period (not to exceed sixty (60) days), and thereafter cure such default within a reasonable period (not to exceed sixty (60) days). If PharmAthene fails to so cure, then Diosynth shall have the right to immediately terminate this Subcontract by providing written notice to Diosynth.

6 (iii) NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE ENTITLED TO INCIDENTAL, INDIRECT, CONSEQUENTIAL OR SPECIAL DAMAGES ARISING IN CONNECTION WITH THE DEFAULT OR BREACH OF ANY OBLIGATION OF THE OTHER PARTY UNDER THIS SUBCONTRACT, THE SCOPE OR ANY DOCUMENTS OR APPENDICES RELATED THERETO. (iv) EXCEPT IN THE EVENT OF GROSS NEGLIGENCE, WILFUL MISCONDUCT, OR BAD FAITH, DIOSYNTH’S MAXIMUM LIABILITY FOR DAMAGES IN CONNECTION WITH A CLAIM RELATED TO THIS SUBCONTRACT, REGARDLESS OF THE CAUSE OF ACTION, WILL NOT EXCEED THREE MILLION, THREE-HUNDRED THOUSAND DOLLARS ($3,300,000.00). (v) If after termination by PharmAthene under Section 4.2(a)(i), it is later determined by binding arbitration pursuant to Article 26 or otherwise that Diosynth was not in default, such termination shall be deemed a termination for convenience under Section 4.2(b) hereof. (b) Termination for Convenience. PharmAthene reserves the right to terminate this Subcontract, or any part hereof, for its sole convenience at any time. In the event of such termination, Diosynth shall immediately stop all work on the terminated effort hereunder and shall use all reasonable best efforts to minimize the incurrence of costs allocable to the terminated effort. Subject to the terms of this Subcontract and the Scope, in the event that PharmAthene terminates this Subcontract pursuant to this Section 4.2(b), PharmAthene shall pay Diosynth within forty (40) days after receipt of Diosynth’s termination invoice, the following amounts: (i) all amounts owed for CMO Services milestones completed (as defined by the line items in Exhibit B) but not yet invoiced and/or paid; plus (ii) with respect to the CMO Services terminated, the percentages of unbilled amounts set forth in the Program Price and Payment Schedule for CMO Services to be performed in accordance with the following chart (but without duplication and only to the extent of CMO Services terminated under this Section 4.2(b) which result in loss of revenue to Diosynth): Time from the date of termination until the date on which such CMO Services are scheduled to be performed as provided in the then-current Program Price and Payment Schedule Percentage of Unbilled Amounts More than 12 months from date of termination Between 6 and 12 months from date of termination

7 Between 3 and 6 months from date of termination Less than 3 months from date of termination  provided, however than in no event shall PharmAthene’s liability for such termination exceed the total price set forth in the Program Price and Payment Schedule less all amounts paid to Diosynth prior to the date of termination. In no event shall PharmAthene be liable for any additional amounts, including without limitation, lost or anticipated profits or unabsorbed indirect costs or overhead. Diosynth’s termination invoice shall be submitted within ninety (90) days from the effective date of the termination and must satisfy all requirements of a regular invoice. In the event of a partial termination for convenience, Diosynth shall continue all CMO Services not terminated. (c) Bankruptcy or Insolvency. Either Party at its sole option may immediately terminate this Subcontract upon written notice, but without prior advance notice, to the other Party in the event that (i) the other Party is declared insolvent or bankrupt by a court of competent jurisdiction, (ii) a voluntary petition of bankruptcy is filed in any court of competent jurisdiction by such other Party, or (iii) this Subcontract is assigned by such other Party for the benefit of creditors (each, an “Insolvency Event”). Notwithstanding the foregoing, PharmAthene shall retain all rights under Section 365(n) of the Bankruptcy Code if an Insolvency Event occurs with respect to Diosynth. 4.3 Winding Down and Mitigation. Upon early termination of this Subcontract or any Scope for any reason, at PharmAthene’s request Diosynth shall inform PharmAthene of the extent to which it expects work in progress to be completed as of the termination date and Diosynth shall (unless otherwise instructed by PharmAthene) take reasonable steps to wind down work in progress in an orderly fashion and mitigate any losses and costs. Upon early termination or expiration of any Scope, each party shall return all Confidential Information, files and other materials in its possession related to such Scope to PharmAthene. Each party shall be permitted to retain one copy of such materials solely for archival purposes to ensure compliance with the provisions of this Subcontract or with the requirements of regulatory authorities, subject to Article 5. 4.4 Technology Transfer Upon Termination. (a) Upon expiration or sooner termination of this Subcontract for any reason Diosynth shall on an expedited basis transfer to PharmAthene any and all PharmAthene Intellectual Property Rights (as defined in Article 8), and shall provide to PharmAthene any and all Diosynth Intellectual Property Rights that may be required to manufacture the Drug Substance in accordance with the Subcontract and to support regulatory filings for the Drug Substance; provided, however, that Diosynth shall not be required to provide PharmAthene with any such Diosynth Intellectual Property Rights if PharmAthene does not possess a then current license under Section 8.4. Subject to the availability of the appropriate Diosynth

8 personnel, PharmAthene may request that Diosynth provide to PharmAthene reasonable consulting services related to the manufacturing, quality control, quality assurance, and the CMC (chemistry, manufacturing and control) part of the Drug Substance registration process; provided however that Diosynth shall not be required to provide consulting services under this Section 4.4 for so long as PharmAthene has not paid Diosynth amounts due to Diosynth hereunder. PharmAthene shall pay Diosynth for all reasonable expenses related to the consulting services provided under this Section 4.4, and shall compensate Diosynth at its then current rates for such consulting services. All technical assistance to be provided by Diosynth pursuant to this Section 4.4 shall be in accordance with a plan provided to Diosynth by PharmAthene and agreed upon by the Parties. To the extent transferable, Diosynth shall also transfer any license(s), permit(s), or approval(s) obtained specifically for the manufacturing of the Drug Substance. The Parties agree to work in good faith for the transfer of any information and materials related to the Drug Substance, PharmAthene’s Intellectual Property Rights and any Diosynth Intellectual Property Rights required under this Section 4.4(a). (b) Subject to the limitations set forth in Section 4.4(a), the technology transfer contemplated by Section 4.4(a) shall include without limitation at least the following activities: (i) Diosynth shall provide PharmAthene access to any and all Diosynth Intellectual Property Rights (as defined in Article 8) that are used in the manufacture of the Drug Substance in accordance with the Subcontract and to support regulatory filings for the Drug Substance (including, without limitation, analytical testing methods, protocols, process descriptions, batch records, specifications and other process and manufacturing data and documentation); (ii) Diosynth shall provide PharmAthene with reasonable access to Diosynth employees with expertise in development and manufacturing the Drug Substance to answer questions related to such technology transfer; and (iii) Diosynth shall allow PharmAthene reasonable access to the Facility at reasonable times on business days for any reasonable purpose connected with such technology transfer; provided, however, that such access must be scheduled in advance with Diosynth and may not interfere with Diosynth’s business operations (such training sessions, assistance, cooperation, access to Diosynth employees and access to the Facility shall be limited to (i) PharmAthene employees and (ii) any consultants hired by PharmAthene and approved by Diosynth, with such approval not to be unreasonably denied, provided each consultant signs a confidentiality agreement that consistent with the confidentiality obligations established in this Subcontract. PharmAthene shall provide Diosynth with a list of proposed visitors to the Facility at least one (1) business day in advance of such visit. PharmAthene shall pay Diosynth for all reasonable expenses related to Diosynth’s provision of Facility access under this Section 4.4(b). (c) The technology transfer contemplated in Section 4.4(a) and (b) above shall be provided promptly and in accordance with the terms of this Subcontract for the provision of CMO Services. In the event that this Subcontract is terminated (i) by Diosynth due to a default of PharmAthene under Section 4.2(a) or due to an Insolvency Event with respect to PharmAthene described in Section 4.2(c), or (ii) by PharmAthene under Section 4.2(b), PharmAthene shall pay for the technology transfer contemplated in Section 4.4(a) and (b) above at Diosynth’s then-current hourly rates. If this Subcontract is terminated by

9 PharmAthene due to a default of Diosynth under Section 4.2(a) or due to an Insolvency Event with respect to Diosynth described in Section 4.2(c), Diosynth shall provide such technology transfer without charge to PharmAthene, except for the consulting services described in Section 4.4(a). 5. Confidential Information and Records. 5.1 Disclosure. During and in furtherance of this Subcontract, each of the Parties hereto may disclose certain of its Confidential Information to the other Party. “Confidential Information” shall mean a Party’s non-public and/or proprietary information that is disclosed under this Subcontract by the disclosing Party to the recipient Party in writing or in other tangible form and marked “confidential,” or if disclosed orally (or in some other non-tangible form), are identified as confidential to the recipient Party or reasonably should be considered confidential by the recipient Party. Such information may include technology, data, know-how, trade secrets, cell lines, specifications, drawings, designs, regulatory strategies, inventions, discoveries, methods and procedures, and all information whether technical or non-technical, including, but not limited to, financial statements, reports, pricing, secret processes, formulae, samples, proposals, SOPs, Scope, Quality Agreement, business and financial information, capacity information, etc. and any unpublished patent applications. 5.2 Use and Non-Disclosure of Confidential Information. During the term of this Subcontract and for a period of ten (10) years from the termination thereof, each of the Parties hereto agrees (a) to use the other Party’s Confidential Information only in connection with the performance of this Subcontract; (b) to treat the other Party’s Confidential Information as it would its own sensitive or proprietary information; and (c) to take all reasonable precautions to prevent the disclosure of the other Party’s Confidential Information to any individual or entity, (except to such of its employees and contractors who reasonably require same for purposes hereof and who are bound to that Party by like obligations as to confidentiality and non-use), without the prior written consent of the other Party. The receiving Party shall be responsible for any breaches of this Subcontract by its employees, agents, board members, consultants or suppliers. In addition, a Party may disclose Confidential Information provided under this Subcontract by the other Party to any governmental authority in order to prosecute or maintain any Intellectual Property Rights or any Regulatory Authority to obtain approval to manufacture and/or market the Product or perform its obligations under the Prime Contract. 5.3 Exceptions to Confidential Information. Each Party shall be relieved of its obligations under Section 5.2 regarding Confidential Information which such Party demonstrates (a) was lawfully in the possession of such Party as evidenced by competent evidence of such Party, and which was not acquired directly or indirectly from the disclosing Party or any of the representatives or advisors to the disclosing Party, or in violation of any confidentiality agreement; (b) at the time of disclosure, was generally available to the public or which after disclosure hereunder becomes generally available to the public through no fault attributable to the receiving Party hereto; (c) is developed by the receiving Party independently of information received by it from the disclosing Party hereunder, or (d) is required to be disclosed by the law

10 or the rules of any applicable regulatory organization provided that the receiving Party shall apply for confidential treatment of such Confidential Information to the fullest extent permitted by law, shall provide the other Party a copy of the confidential treatment request far enough in advance of its filing, if reasonably practical or legally permitted, to give the other Party a meaningful opportunity to comment thereon, and shall use reasonable efforts to incorporate in such confidential treatment request any reasonable comments of the other Party. 5.4 Return. Upon the expiration or sooner termination of this Subcontract or written request, all information of the disclosing Party in the receiving Party’s possession will be returned to the disclosing Party (or irretrievably destroyed by the receiving Party, with written confirmation of such destruction), and the receiving Party will make no further use thereof. Notwithstanding the foregoing, the receiving Party may retain one copy of the Confidential Information of the disclosing Party solely for archival purposes to ensure compliance with the provisions of this Article 5 or with the requirements of regulatory authorities. 5.5 Designation of Confidential Information. For purposes of this Subcontract, the Parties hereby acknowledge and agree that this Subcontract and all results, data and other information that result or are generated from the CMO Services rendered by Diosynth hereunder (other than the Diosynth Intellectual Property Rights (as defined below)) shall be considered PharmAthene’s Confidential Information to the extent relating to the Drug Substance. Furthermore, any all data, information, and materials that PharmAthene transfers to Diosynth as part of the Technology Transfer shall be considered PharmAthene’s Confidential Information. The Diosynth Intellectual Property Rights shall be considered Diosynth’s Confidential Information. 6. Safety; Protected Health Information. 6.1 Adherence to Safety Procedures. Diosynth shall adhere to its internal health and safety procedures during the performance of the CMO Services, including any handling of the Drug Substance or raw materials, components, hazardous waste and other materials. Such procedures shall comply with all applicable federal, state and local laws and regulations (including without limitation federal, state and local health and safety laws and regulations). 6.2 Training. Diosynth shall educate and train all employees and contractors involved in the performance of the CMO Services about the potential hazards associated with the handling of the Drug Substance, raw materials, components, hazardous waste and other materials involved in the CMO Services and on the proper use of personal protective equipment, to the extent that such hazards relating to the Drug Substance have been communicated to Diosynth by PharmAthene. Diosynth shall make applicable material safety data sheets available to all affected employees and contractors to the extent that such sheets have been provided to Diosynth by PharmAthene. 6.3 Disposal of Waste. Diosynth shall handle, store and dispose of all Hazardous Waste in accordance with Applicable Law. For purposes of the foregoing sentence, the term “Hazardous

11 Waste” shall mean all hazardous waste, as defined by Applicable Law, to the extent the same arise out of Diosynth’s performance of CMO Services. 6.4 HIPAA Compliance. The Parties recognize that the Federal Health Insurance Portability and Accountability Act of 1996 and implementing regulations (“HIPAA”) require written confidentiality agreements to protect the privacy and security of protected health information (as defined under HIPAA) that may be acquired in the course of performing this Subcontract. The parties agree to comply with HIPAA and other Applicable Law governing protected health information. 7. Program Management. 7.1 Joint Steering Committee. Effective on the Effective Date, the Parties shall establish a Joint Steering Committee (the “Joint Steering Committee”) comprised of three (3) representatives designated by PharmAthene and three (3) representatives designated by Diosynth, each of whom shall have experience and seniority sufficient to enable him or her to make decisions on behalf of the Party he or she represents. The Project Managers may not be appointed to the Joint Steering Committee. 7.2 Replacement of Joint Steering Committee Representatives. Each party shall be free to replace its representative members on the Joint Steering Committee with new appointees who have authority to act on behalf of such party, on notice to the other Party. 7.3 Responsibilities of Joint Steering Committee. The Joint Steering Committee shall be responsible for overseeing and directing the Parties’ interaction and performance of their respective obligations under this Subcontract. Without limiting the generality of the foregoing, its duties shall include: (i) monitoring the performance of the Program; (ii) resolving disagreements that arise under this Subcontract; and (iii) determining the need for and terms of any Change Orders. 7.4 Meetings. The Joint Steering Committee shall meet at such times as the Joint Steering Committee determines to resolve issues arising hereunder and to perform its responsibilities under this Subcontract, provided that the Joint Steering Committee shall meet not less than four (4) times per calendar year unless otherwise mutually agreed. Such meetings may be in person or by telephone as agreed by the Joint Steering Committee. To the extent that meetings are held in person, they shall alternate between the offices of the Parties unless the Parties agree otherwise. The Project Managers shall attend all meetings of the Joint Steering Committee. All decisions of the Joint Steering Committee shall be unanimous. 7.5 Administration. The chairperson of the Joint Steering Committee shall at all times be a representative designated by PharmAthene. The chairperson shall be responsible for calling meetings, sending notices of meetings and for leading such meetings; provided however that each member of the Joint Steering Committee may demand that the chairperson convene a meeting of the Joint Steering Committee.

12 7.6 Minutes. Within fifteen (15) days after each Joint Steering Committee meeting, the PharmAthene Project Manager shall prepare and distribute minutes of the meeting, which shall provide a description in reasonable detail of the discussions had at the meeting and a list of any actions, decisions or determinations approved by the Joint Steering Committee. Minutes shall be approved or disapproved and revised, as necessary, at the next meeting. Final minutes shall be distributed to the members of the Joint Steering Committee. 7.7 Dispute Resolution. In the event that the Joint Steering Committee cannot reach agreement with respect to any material issue, then the issue may be submitted to dispute resolution pursuant to Article 26. 7.8 Limitations. The Joint Steering Committee is not empowered to amend the terms of this Subcontract. 8. Intellectual Property and Proprietary Rights. 8.1 Intellectual Property Definitions. For purposes of this Subcontract, “Intellectual Property Rights” shall mean all proprietary rights and proprietary information, in any tangible or intangible form, including without limitation inventions, discoveries, devices, data, patents, patent applications, designs, copyrights, trademarks, trade secrets, proprietary know-how, Confidential Information and similar rights of any type under the laws of any governmental authority, including all applications and registrations relating to any of the foregoing and any Improvements relating to any of the foregoing. For purposes of this Subcontract, “Improvements” mean all improvements, discoveries, inventions, developments, enhancements, derivative works and the like, whether or not patentable or protectable. 8.2 Background IP. As between the Parties, each Party shall be sole owner of any Intellectual Property Rights it owns, licenses or controls as of the Effective Date and all Improvements thereto reduced to practice by either Party during the term of this Subcontract (each Party’s “Background IP”). Diosynth hereby represents and warrants that Diosynth owns or holds sufficient rights to its Background IP to perform the activities contemplated by this Subcontract relating to the Drug Substance, including without limitation all Background IP used by Diosynth in the development and manufacturing of the Drug Substance pursuant to this Subcontract. 8.3 PharmAthene License to Diosynth. PharmAthene hereby grants Diosynth a non-exclusive, non-sublicensable, non-transferable, fully paid, royalty-free license under any PharmAthene Intellectual Property Rights, including without limitation any PharmAthene Background IP, relating to the Drug Substance solely in order for Diosynth to provide the CMO Services to PharmAthene during the term and to otherwise perform its obligations under the terms of this Subcontract. 8.4 Diosynth License to PharmAthene. Diosynth hereby grants PharmAthene a non-exclusive, perpetual, worldwide, fully paid, royalty free, fully transferable license with the right to grant sublicenses, to and under Diosynth’s Intellectual Property Rights, including without

13 limitation any Diosynth Background IP and any Process Inventions, solely for the purpose of developing, marketing, selling, manufacturing or having manufactured the Drug Substance and/or the Product and to support regulatory filings for the Drug Substance and/or Product; provided however that Diosynth may suspend this license by written notice at any time that amounts due by PharmAthene under this Subcontract have not been paid; provided further that such license shall be reinstated upon satisfaction of PharmAthene’s payment obligations hereunder. Diosynth shall confirm such reinstatement by written notice to PharmAthene. 8.5 New Intellectual Property. (a) PharmAthene shall retain all rights to, and Diosynth will, at no cost or further action by PharmAthene, assign to PharmAthene, any Product improvement or use invention or other trade secret or other intellectual property right to the extent relating to the Product, discovered by Diosynth as a result of performing the CMO Services under this Subcontract (“Product Invention”). Any Product Invention is deemed included in PharmAthene’s Intellectual Property Rights and the license set forth in Section 8.3. Diosynth shall retain all rights to any patentable invention other than a Product Invention relating to manufacturing and analytical methods and processes discovered in connection with the CMO Services and any pre-existing know-how (“Process Invention”). Any Process Invention is deemed included in Diosynth’s Intellectual Property Rights and the license set forth in Section 8.4. (b) If PharmAthene requests and at PharmAthene’s expense, Diosynth will execute any and all applications, assignments or other instruments and give such testimony as shall be necessary to apply for and obtain Letters of Patent of the United States or of any foreign country with respect to the Product Invention. PharmAthene shall compensate Diosynth for the time devoted to such activities and reimburse it for expenses incurred. If Diosynth requests and at Diosynth’s expense, PharmAthene will execute any and all applications, assignments or other instruments and give such testimony as shall be necessary to apply for and obtain Letters of Patent of the United States or of any foreign country with respect to the Process Invention and Diosynth shall compensate PharmAthene for the time devoted to such activities and reimburse it for expenses incurred. (c) Diosynth shall promptly disclose to PharmAthene any Product Invention or Process Invention generated by Diosynth during the performance of this Subcontract, and all such Product Invention shall be deemed to the fullest extent possible to be works made for hire exclusively for PharmAthene, with PharmAthene having sole ownership of such Product Invention and the sole right to obtain and to hold in its own name patents, copyrights, or such other protection as PharmAthene may deem appropriate to the subject matter, and any extensions or renewals thereof (though PharmAthene is under no obligation to file any patent application, secure or maintain any patent or register any copyright). 8.6 Rights in Data.

14 (a) Diosynth agrees to use its best efforts to complete the requirements of this Subcontract and the Scope without having to include any Diosynth Intellectual Property Rights in the items, data, and information required to be delivered in the performance of this Subcontract. As soon as Diosynth knows or should have known that it plans to deliver to PharmAthene any item, data or information that will include any element of Diosynth’s Intellectual Property Rights, Diosynth agrees to notify PharmAthene in writing that it plans to deliver said item, data, or information with limited rights as defined in FAR 52.227-14 Rights in Data-General (the “Limited Rights Data”) and the rationale for the required inclusion of Diosynth’s Intellectual Property Rights and the impact if the same is not included in the deliverable product. Without limiting PharmAthene’s rights under Section 8.4, subject to the immediately preceding sentence and the fulfillment of any payment-related obligations by PharmAthene to Diosynth under this Subcontract, Diosynth hereby grants to PharmAthene an irrevocable, perpetual, worldwide, fully paid, royalty free, non-exclusive license to use the Limited Rights Data provided pursuant to this Subcontract for the purpose of fulfilling its obligations to the U.S. Government under the Prime Contract and any future contract with the U.S. Government or any foreign government related to the Product (the “Permitted Use”), and to deliver the same as Limited Rights Data per FAR 52.227-14 Rights in Data-General. PharmAthene may sublicense, disclose, reproduce, modify, prepare derivative works of, distribute copies of, and perform or display the Limited Rights Data solely for the Permitted Use. Diosynth agrees to provide, if requested in writing by PharmAthene pursuant to a valid request of the Prime Contract’s Contracting Officer, written substantiation of the propriety of any limited rights legend. (b) Diosynth is responsible for marking its Limited Rights Data in accordance with FAR 52.227-14, Rights in Data-General. (c) Unless otherwise marked at time of delivery, all data, information, and other items delivered under this Subcontract shall be provided to PharmAthene with unlimited rights per FAR 52.227-14, Rights in Data-General. Diosynth reserves the right to use data during the course of the CMO Services to support applications, assignments or other instruments necessary to apply for and obtain Letters of Patent of the United States or any foreign country with respect to Process Inventions so long as no information which Diosynth is required to keep confidential under this Subcontract is disclosed in any such application, assignment, or other instrument. To the extent practicable, Diosynth shall notify PharmAthene at least ninety (90) days in advance of intent to file such application, assignment or other instrument and PharmAthene shall have an opportunity to review same prior to filing. (d) At the time of the execution of this Subcontract, Diosynth is not aware of any item, data or information to be provided under this Subcontract that is or will be deemed Limited Rights Data. 8.7 Enforcement. (a) Diosynth shall immediately notify PharmAthene in writing of (i) any unauthorized or improper use by any person, entity or organization of the PharmAthene

15 Intellectual Property Rights and activities which are likely to amount to infringement, misuse, passing-off or counterfeiting in respect of such Intellectual Property Rights, and/or (ii) any allegations, claims or demands (actual or threatened) in respect of infringement of any third party proprietary rights by virtue of Diosynth’s use of the PharmAthene Intellectual Property Rights. PharmAthene may, at it sole discretion, bring an action based on infringement, misappropriation or misuse or passing off in relation to its Intellectual Property Rights, at its own cost. Diosynth shall provide such assistance to PharmAthene as may be reasonably required in connection with such proceedings. Any damages, awards or settlement monies actually received by PharmAthene pursuant to this Article 8 upon the final judgment or settlement of any such action shall belong to PharmAthene. (b) PharmAthene shall immediately notify Diosynth in writing of (i) any unauthorized or improper use by any person, entity or organization of the Diosynth Intellectual Property Rights and activities which are likely to amount to infringement, misuse, passing-off or counterfeiting in respect of such Intellectual Property Rights, and/or (ii) any allegations, claims or demands (actual or threatened) in respect of infringement of any third party proprietary rights by virtue of PharmAthene’s use of the Diosynth Intellectual Property Rights. Diosynth may, at it sole discretion, bring an action based on infringement, misappropriation or misuse or passing off in relation to its Intellectual Property Rights, at its own cost. PharmAthene shall provide such assistance to Diosynth as may be reasonably required in connection with such proceedings. Any damages, awards or settlement monies actually received by Diosynth pursuant to this Article 8 upon the final judgment or settlement of any such action shall belong to Diosynth. 9. Representations and Warranties. The applicable Party indicated below represents and warrants to the other Party as of the date hereof and as of the date on which such Party enters into each Scope as follows: 9.1 Requisite Experience, Etc. Diosynth represents and warrants that it has the experience, capability, personnel and resources necessary to perform the CMO Services under this Subcontract in accordance with the Scope, this Subcontract, the Quality Agreement, cGMP (as defined in the Scope), the Federal Food, Drug, and Cosmetic Act, as amended (the “FFDCA”) and other Applicable Law. 9.2 Technology. PharmAthene represents and warrants that it owns or otherwise has sufficient legal rights to the Drug Substance, the Product, and all technology that will be provided to Diosynth so it may perform under this Subcontract. 9.3 Power and Authority, Non-Contravention. Each Party represents and warrants that (a) it has the corporate power and authority to enter into and perform its obligations under this Subcontract; and (b) entering into and performing this Subcontract will not conflict with or result in a violation of any of the terms or provisions, or constitute a default under any of its organizational documents any mortgage, indenture, lease, contract or other agreement or instrument binding upon it or by which any of its properties are bound, or any permit,

16 concession, franchise, license, judgment, order, decree, statute, law ordinance, rule or regulation applicable to it or its properties. 9.4 Debarment. Diosynth represents and warrants that it does not use the services of any persons debarred or suspended under 21 U.S.C. § 335a (a) or (b) in any capacity associated with or related to the CMO Services. Diosynth further represents and warrants that it shall not hire or retain as an officer or employee any person who has been convicted of a felony under the laws of the United States for conduct relating to the regulation of any drug product under the FFDCA. 9.5 Diosynth Warranties. Diosynth represents and warrants that: (i) work it performs hereunder will be in accordance with Sections 2.1 and 2.7, (ii) all work performed hereunder shall be in accordance with the regulatory approvals for the Drug Substance, cGMP (as defined in the Scope), OSHA and applicable federal, state and local regulations related to manufacturing and (iii) Diosynth possesses and shall maintain in full force and effect at all times during the term of this Subcontract all licenses, permits and similar certificates required for the operation of the Facility and for the production of Drug Substance and the storage of the materials and components for manufacturing of Drug Substance and Diosynth shall promptly notify PharmAthene if Diosynth receives any notice that any such license, permit, or approval is or may be revoked or suspended. 9.6 DISCLAIMER OF WARRANTIES. EXCEPT AS OTHERWISE SET FORTH IN THIS SUBCONTRACT OR ATTACHMENTS HERETO, PHARMATHENE AND DIOSYNTH MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WITH REGARD TO THE DRUG SUBSTANCE OR THE PRODUCT INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. EXCEPT AS EXPRESSLY SET FORTH IN THIS SUBCONTRACT OR ATTACHMENTS HERETO, DIOSYNTH MAKES NO WARRANTIES THAT THE EXECUTION OF THE SCOPE WILL RESULT IN ANY SPECIFIC QUANTITY OR QUALITY OF PRODUCT. 10. Indemnification. 10.1 SAFETY Act. (a) Application. Notwithstanding anything to the contrary contained in this Article 10, the indemnification provisions contained in this Subcontract are intended by the Parties to be fully consistent with the application of the SAFETY Act. The Parties recognize that PharmAthene has not yet received recognition of the Product as a QATT and, as such, the provisions of the SAFETY Act may not apply to this Subcontract. However, to the extent anything contained herein conflicts with the SAFETY Act and the terms of the SAFETY Act apply to the activities described in this Subcontract and the Drug Substance and/or Product, the provisions of the SAFETY Act shall govern. (b) Limitations. PharmAthene and Diosynth agree that with respect to all third party claims, suits, actions and demands brought against either PharmAthene or Diosynth

17 or both to which the provisions of the SAFETY Act apply to limit the liability of PharmAthene and/or Diosynth, each party retains responsibility for Losses (as defined below), including business interruption Losses, that it sustains, and for Losses sustained by its own employees resulting from an Act of Terrorism when Drug Substance has been deployed in defense against, response to, or recovery from such act, but only to the extent that such Party’s liability is actually limited by the application of the SAFETY Act. 10.2 PharmAthene Indemnification. PharmAthene agrees to defend, indemnify and hold Diosynth, its Affiliates, officers, directors, employees and agents harmless against any and all losses, damages, fines, costs, claims, demands, judgments and liability (including reasonable legal fees and court costs) (collectively, “Losses”) to which the provisions of the SAFETY Act do not apply resulting from, or relating to: (i) the negligence, gross negligence or intentional misconduct of PharmAthene; (ii) the infringement or alleged infringement of the Product on the intellectual property rights of a third party; (iii) PharmAthene’s breach of its agreements, representations or warranties under this Subcontract or (iv) the handling, distribution, storage, sales, use or testing of the Drug Substance and/or Product that is manufactured by Diosynth in accordance with this Agreement, including without limitation Section 2.1(a) and the Scope; except in any such case to the extent that any such Losses are due to the negligence or intentional misconduct of Diosynth or its Affiliates or their respective officers, employees, contractors or agents;. 10.3 Diosynth Indemnification. Diosynth agrees to defend, indemnify and hold PharmAthene, its Affiliates, officers, directors, employees and agents harmless against any and all Losses to which the provisions of the SAFETY Act do not apply, resulting from, or relating to (i) the negligence, gross negligence or intentional misconduct of Diosynth or its subcontractors; (ii) the infringement or alleged infringement of any Diosynth Intellectual Property, including without limitation any Diosynth Background IP, on the intellectual property rights of a third party; (iii) Diosynth’s breach of its agreements, representations or warranties under this Subcontract or (iv) failure to take safety precautions to prevent known risks of the Sponsor Deliverables, the Drug Substance or the Product as communicated in writing to Diosynth by PharmAthene; except in any such case to the extent that any such Losses are due to the negligence or intentional misconduct of PharmAthene or its Affiliates or their respective officers, employees, contractors or agents. 10.4 Indemnification Procedures. (a) All indemnification claims in respect of a Party, its Affiliates or their respective directors, officers, employees and agents (each, an “Indemnitee”) will be made solely by the applicable Party (the “Indemnified Party”). The Indemnified Party will give the indemnifying Party (the “Indemnifying Party”) prompt written notice (an “Indemnification Claim Notice”) of any Losses for which Indemnified Party intends to request indemnification under any Section of this Article 10. Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss, to the extent that the nature and amount of

18 such Loss are known at such time. The Indemnified Party will furnish promptly to the Indemnifying Party copies of all papers and official documents received in respect of any Losses. (b) At its option, the Indemnifying Party may assume the defense of any third party claims, suits, actions and demands (each a “Third Party Claim”) by giving written notice to the Indemnified Party within thirty (30) days after the Indemnifying Party’s receipt of an Indemnification Claim. (c) Upon assuming the defense of a Third Party Claim, the Indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the Indemnifying Party and acceptable to the Indemnified Party in its reasonable judgment. In the event the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party will immediately deliver to the Indemnifying Party all original notices and documents (including court papers) received by any lndemnitee in connection with the Third Party Claim. Should the Indemnifying Party assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the Indemnified Party or any other lndemnitee for any legal expenses subsequently incurred by such Indemnified Party or other lndemnitee in connection with the analysis defense or settlement of the Third Party Claim. (d) Without limiting the preceding Section 10.4(c), any Indemnitee will be entitled to participate in, but not control, the defense of such Third Party Claim and to employ counsel of its choice for such purpose; provided, however, that such employment will be at the Indemnitee’s own expense unless (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing, or (ii) the Indemnifying Party has failed to assume the defense and employ counsel in accordance with the preceding Section 10.4(b), in which case the Indemnified Party will control the defense. (e) With respect to any Losses relating solely to the payment of money damages in connection with a Third Party Claim and that will not result in the Indemnitee becoming subject to injunctive or other relief or otherwise adversely affect the business of the Indemnitee in any manner, and as to which the Indemnifying Party will have acknowledged in writing the obligation to indemnify the lndemnitee hereunder, the Indemnifying Party will have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the Indemnifying Party, in its sole discretion, will deem appropriate, and will transfer to the Indemnified Party all amounts which said Indemnified Party will be liable to pay prior to the entry of judgment. With respect to all other Losses in connection with a Third Party Claim, where the Indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 10.4(b), the Indemnifying Party will have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Losses provided it obtains the prior written consent of the Indemnified Party (which consent will be at the Indemnified Party’s sole and absolute discretion). The Indemnifying Party will not be liable for any settlement or other disposition of Losses by an lndemnitee that is reached without the written consent of the Indemnifying Party. Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, no

19 Indemnitee will admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the prior written consent of the Indemnifying Party. (f) The Indemnified Party will, and will cause each other Indemnitee to, cooperate in the defense or prosecution of any Third Party Claim and will furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation will include access during normal business hours afforded to the Indemnifying Party, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making Indennnitees and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the Indemnifying Party will reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith. 10.5 Definition of Affiliates. As used in this Subcontract, “Affiliate” of any Party means any corporation, firm, partnership, joint venture, limited liability company or other entity or association which is controlled by or is under common control with a Party. For the purpose of this definition, “control” shall mean the power to direct, or cause the direction of, the management and policies of such entity or association through the ownership of at least fifty percent (50%) of the voting share capital of such entity or any other comparable equity, by contract, or by ownership interest. 11. Insurance. 11.1 Diosynth Requirement. Diosynth shall have and maintain throughout the term, at a minimum, the insurance coverage listed below but in no event shall the policy limits, deductibles, and other terms of such insurance afford less protection than that required by the Department of Homeland Security under the SAFETY Act. All insurance shall be with an insurance carrier with an A.M. Best rating of at least “A” or greater or the equivalent rating: (a) workers compensation insurance, including occupational disease, in the statutory limits of the state in which the CMO Services will be performed; (b) employers liability insurance in each state in which the CMO Services will be performed with minimum limits of $500,000 each accident and a $1,000,000 disease policy limit; (c) comprehensive general liability insurance with minimum limits of $5,000,000 per occurrence and $5,000,000 aggregate for bodily injury and property damage, also providing coverage for (i) broad form contractual liability insurance insuring the hold harmless and indemnification provisions contained in this Subcontract, (ii) broad form property damage insurance, (iii) completed operations insurance for a term of two (2) years, which term shall commence upon expiration or termination of this Subcontract and (iv) the exclusion in the

20 comprehensive general liability policy commonly referred to as the x, c, u exclusion shall be deleted therefrom; and (d) comprehensive automobile liability insurance covering claims arising from owned, hired, and non-owned vehicles for bodily injury and property damage with minimum limits of $2,000,000 per occurrence and $2,000,000 aggregate. 11.2 Excess Insurance. Diosynth may fulfill its insurance obligations under this Article 11 by providing $5,000,000 primary coverage limits for comprehensive general liability and for automobile liability, and by providing excess or umbrella liability insurance with minimum limits of $5,000,000 per occurrence and $5,000,000 aggregate in excess of the primary coverage limits, but only so long as such excess policy includes broad form contractual liability, broad form property damage, and completed operations coverage. 11.3 Certificates of Insurance and Other Requirements. Certificates of the above insurance must be filed with PharmAthene within five (5) days before the time performance under this Subcontract is commenced. Diosynth covenants, represents and warrants to PharmAthene that (a) all policies of insurance required hereunder shall by appropriate endorsement, or otherwise, provide for thirty (30) days prior written notice of cancellation to PharmAthene, (b) the contractual liability insurance required hereunder, shall, by appropriate endorsement, or otherwise, specifically insure the terms and conditions as expressed in this Subcontract, (c) all insurance policies, except worker’s compensation, shall identify PharmAthene as an additional insured under such policies, (d) all policies required to be provided by Diosynth shall be primary and not secondary to any policies held by PharmAthene; and (e) all policies referenced in Section 11.1 include waivers of all rights of subrogation. 11.4 PharmAthene Requirement. PharmAthene shall secure and maintain in full force and effect throughout the performance of the Program policies of insurance for (a) general liability and (b) product liability having policy limits, deductibles and other terms appropriate to the conduct of PharmAthene’s business in PharmAthene’s reasonable judgment. 12. Prime Contract and FAR Provisions. 12.1 Applicable FAR Provisions. Diosynth recognizes that, under this Subcontract, it will provide commercial item goods and/or services as defined in the Federal Acquisition Regulation (“FAR”) 2.101. All work conducted by Diosynth shall be in accordance with the terms of this Subcontract, including the flow-down terms and other obligations set forth in Exhibit C. 12.2 Cost Accounting Standards; Support of Earned Value Management System. (a) In providing the commercial item goods and/or services under this Subcontract, Diosynth shall be exempt from the Cost Accounting Standards pursuant to Part 48 of the Code of Federal Regulations, Section 9903.201-1(b)(6).

21 (b) PharmAthene will be operating an Earned Value Management System (“EVMS”) for the assessment and reporting of progress to the U.S. Government with respect to work under the Prime Contract. In support of PharmAthene’s EVMS, Diosynth will periodically and as otherwise requested by PharmAthene from time to time: report progress against timeline (by, among other things, updating appropriate gantt chart(s) with % completion, recorded by task); report status of work against the agreed payment schedule; report time deviations and how they will be addressed; and provide input necessary for PharmAthene to update its risk register. Exhibit E sets forth additional requirements with respect to the Earned Value Management System applicable to Diosynth. Diosynth shall provide the required report(s) covering these activities electronically by the 2nd working day of each calendar month. PharmAthene shall provide Diosynth with electronic templates for such reports. 13. Inspections and Audits. 13.1 Inspections and Audits. During the term of this Subcontract, Diosynth shall permit PharmAthene, its authorized representatives or representatives of a Regulatory Authority to inspect and audit the Facility in connection with this Subcontract. The terms and conditions of such inspections or audits are provided in the Quality Agreement. 13.2 Post-Termination Audits. For five (5) years following the completion or termination of any Scope authorized under this Subcontract, the applicable Regulatory Authority and/or government audit agency shall have access to Diosynth’s records and documentation related to the CMO Services being performed under this Subcontract for audit purposes during normal business hours and upon twenty (20) day’s notice. Diosynth will accommodate any such a request on the specified date, and in the event that a visit on the specified date is not possible, on the next available date. 13.3 Record Retention. During the term of this Subcontract, Diosynth shall maintain and safeguard all materials and all other data obtained or generated by it in the performance of the Scope, including all computerized records and files in a secure environment. Archive data will be retained in accordance with the Quality Agreement for a period of five (5) years following the completion or termination of any Scope authorized under this Subcontract. Following the retention period in this Section 13.3, PharmAthene may request that Diosynth destroy any such data or return it to PharmAthene at PharmAthene’s expense. 14. Force Majeure; Other Delays. 14.1 Excusing Performance. Neither Party shall be liable for the failure to perform its obligations under this Subcontract if such failure is not preventable, was not reasonably foreseeable at the time of contracting, and is caused by a contingency beyond such Party’s reasonable control, including, but not limited to, riots, wars, fires, floods or storms, strikes, public utilities or common carriers. A failure or delay of performance of suppliers or contractors shall not excuse performance hereunder.

22 14.2 Notice. A Party claiming a right to excused performance under this Article 14 shall promptly notify the other Party in writing of the extent of its inability to perform, which notice shall specify the occurrence beyond its reasonable control that prevents such performance. 14.3 Resumption. Each Party shall employ all reasonable efforts toward resumption of its performance hereunder if such performance is delayed or interrupted by reason of force majeure. Each Party shall bear its own costs and losses arising from any event described in Section 14.1, including all costs of resuming performance under this Section 14.3. 15. Non-Solicitation; Independent Contractors. During the term of this Subcontract, neither Diosynth nor PharmAthene shall directly solicit employees of the other Party without the other Party’s prior written authorization. Neither party shall be in breach of this Article 15 to the extent that one Party’s employee responds to a bona fide advertisement for employment offered to the public by the other Party. The Parties shall be deemed to be independent contractors, and this Subcontract shall not be construed to create between PharmAthene arid Diosynth any other relationship such as, by way of example only, that of employer-employee, principal and agent, joint-venturer, co-partners or any similar relationship, the existence of which is expressly denied by the Parties hereto. 16. Publications; Public Statements. Diosynth may not publish any articles or make any presentations relating to any Scope or referring to data, information or materials generated as part of any Scope without the prior written consent of PharmAthene. Diosynth understands that the written consent of the federal government may also be required. Except as required by Applicable Law, or as required by the rules of the exchange on which a Party’s stock is traded, no Party will originate any publication, news release or other public announcement, written or oral, whether in the public press, stockholders’ reports or otherwise, relating to this Subcontract or referring to the other Party without the prior written approval of the other Party, which approval shall not be unreasonably withheld, conditioned or delayed, provided, however, that information previously mutually approved for disclosure by the Parties may be reiterated by each Party without addition approval by the other Party. The Parties shall agree on a mutual press release and the timing of such press release to announce the timing of this Subcontract. 17. Subcontracting. Diosynth shall not, without prior written approval of PharmAthene (which shall not be unreasonably withheld, conditioned or delayed), subcontract any part of its responsibilities under this Subcontract to another party; provided however that Diosynth may subcontract raw material testing to an approved Diosynth vendor without obtaining prior written approval from PharmAthene. PharmAthene expressly approves of and consents to Diosynth’s use of as detailed in the Scope. Diosynth shall have the obligation to ensure its subcontractors are monitored and audited through Diosynth’s internal management program. 18. Assignment. This Subcontract shall not be assigned in whole or in part by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed. Any attempt to assign this Subcontract without such consent

23 shall be void and of no effect. Notwithstanding the foregoing, either Party shall be entitled, without the prior written consent of the other Party, to assign all or part of its rights under this Subcontract to a purchaser of all or substantially all of its assets, or an entity with which it may merge where it is not the surviving company, provided that the assignee agrees in writing to assume all obligations undertaken by its assignor in this Subcontract and, with respect to an assignment by Diosynth, the assignee possesses adequate technical capabilities to perform the CMO Services. The terms of this Subcontract shall inure to the benefit of all successors and permitted assigns. 19. Governing Law. This Subcontract and any Scope will be governed by and construed and interpreted in accordance with the law of the State of Maryland without reference to conflicts of law principles that may dictate application of the laws of another jurisdiction, except that any applicable flow-down clauses as set forth in Exhibit C will be construed and interpreted according to the federal common law of government contracts as enunciated and applied by federal judicial bodies, Boards of Contract Appeal, and quasi-judicial agencies of the U.S. Government. 20. Notices. Any notice, approval, instruction or other written communication required or permitted hereunder shall be sufficient if made or given to the other Party by personal delivery, courier service or Certified First Class U.S. Mail to the mailing address set forth below: If to PharmAthene: PharmAthene, Inc. One Park Place, Suite 450 Annapolis, MD 21401 Attn: Director of Contracts with separate correspondence to PharmAthene, Inc. One Park Place, Suite 450 Annapolis, MD 21401 Attn: General Counsel If to Diosynth: Diosynth RTP Inc. 101 J Morris Commons Lane Morrisville, North Carolina 27560 Attn: Henrik Edeback or Jenifer Wheat with separate correspondence to: 23

24 Diosynth RTP Inc. c/o Schering-Plough Corporation 2000 Galloping Hill Road Kenilworth, NJ 07033 Attn: Legal Director, Business Development and Licensing or to such other addresses provided to the other Party in writing in accordance with the terms of this Article 20. Notices of written communication made or given by personal delivery or courier service shall be deemed to have been sufficiently made or given when sent (receipt acknowledged). 21. Entire Agreement. This Subcontract, which includes the exhibits hereto, the Scope and any Change Order (s) entered into hereunder constitute the full, complete, final and integrated agreement between the Parties hereto relating to the subject matter hereof and supersede all previous written or oral negotiations, commitments, agreements, transactions, or understandings with respect to the subject matter hereof. Nothing herein shall be deemed to require the parties to enter into a Development and Supply Subcontract. Nothing in this Subcontract shall be deemed or construed to establish any precedent with respect to any other or future agreement, if any, between the Parties. 22. Amendments; No Waiver. No provision of this Subcontract may be amended, revoked or waived except in writing signed and delivered by an authorized officer of each Party. No failure or delay on the part of either Party in exercising any right hereunder will operate as a waiver of, or impair, any such right. No single or partial exercise of any such right will preclude any other or further exercise thereof or the exercise of any other right. No waiver of any such right will be deemed a waiver of any other right hereunder. 23. Validity. Should any part or provision of this Subcontract be held unenforceable or invalid, the invalid or unenforceable provision shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such provision in a valid and enforceable manner, and the remainder of this Subcontract shall remain binding upon the Parties. 24. Headings. The descriptive headings in this Subcontract are inserted for the convenience of reference only and are not intended to be part of or affect the meaning of or interpretation of this Subcontract. 25. Execution in Counterparts. This Subcontract may be executed, either by original or by facsimile signature, in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. 26. Dispute Resolution. The Parties shall attempt in good faith to resolve any dispute arising out of this Subcontract. Except for claims for injunctive relief as provided in Section

25 26.6, any dispute, controversy or claim arising under, out of or in connection with this Subcontract, or the validity, enforceability, construction, performance or breach hereof, shall be submitted by the Parties to binding arbitration as the exclusive forum for resolving such dispute in lieu of filing suit in a court of law or seeking other remedies. The Parties agree not to take any action, including the filing of any lawsuit or other proceeding, in contravention thereof. 26.1 Binding Arbitration. Binding arbitration will be conducted in Washington, D.C. in accordance with: (i) the Federal Arbitration Act; (ii) the then-current commercial arbitration rules of the American Arbitration Association (the “AAA”); and (iii) this Subcontract. The terms set forth in this Subcontract will control in the event of any inconsistency between such terms and the AAA rules. 26.2 Arbitrator. The arbitration will be conducted by a single arbitrator reasonably familiar with the technology and business covered by this Subcontract selected by mutual agreement of the Parties. If the Parties fail to select an arbitrator within thirty (30) days following the date of either party’s notice of demand to conduct arbitration, then the AAA will, in accordance with its rules, appoint an arbitrator reasonably familiar with the technology and business covered by this Subcontract. The award of the arbitrator will be in writing setting forth findings of fact and conclusions of law. 26.3 Judgment and Fees. Judgment on the arbitrator’s award will be final and binding upon the Parties and may be entered in any court having jurisdiction thereof. The arbitrator’s fees will be shared equally by the Parties and each party will bear its own costs and attorneys’ fees; provided that the arbitrator may in his or her discretion award to the prevailing Party the costs and expenses incurred by the prevailing Party in connection with the arbitration proceeding. 26.4 Discovery. All papers, documents, or evidence, whether written or oral, filed with or presented in connection with the arbitration proceeding shall be considered confidential and not disclosed to anyone without prior written consent of the Parties. Highly sensitive documents produced by a producing party may be designated “outside counsel only”, and in that event, subject to any de-designation by the arbitrator, shall be limited to outside counsel only, may not be shown to any officer, director, employee or independent contractor of the non-producing party (except non-party expert witnesses), and may not be shown to any attorney or patent agent that is responsible for prosecuting patent applications for the non-producing party (“patent counsel”). In the event that any attorney, patent counsel or a non-party expert witness is given access to such “outside counsel only” documents of the producing party, such person may not thereafter have any role in the prosecution of patents for the non-producing party for a period of not less than one year. Nothing herein shall limit a party’s counsel with respect to that party’s own highly sensitive documents. In all events, documents produced pursuant to the arbitration shall not be used for any purpose other than the conduct of the arbitration. The arbitrator shall permit such limited discovery necessary for an understanding of any legitimate issue raised in the arbitration, including the production of documents. Each party shall be permitted but not required to take the deposition of not more than five (5) persons, each such deposition not to exceed seven (7) hours in length. If the arbitrator believes that exceptional circumstances exist, and additional discovery is necessary for a full and fair resolution of the issue, the arbitrator may order such additional discovery as the arbitrator deems necessary. At the hearing the Parties may present testimony (either by live witness or deposition) and documentary evidence.

26.5 Pre-Arbitration Dispute Resolution. No dispute under this Subcontract shall be referred to arbitration under this Article 26 until the following procedures in this Section 26.5 have been satisfied. Executive officers of Diosynth and PharmAthene shall meet as soon as practicable, as reasonably requested by either Party to review any dispute with respect to the interpretation of any provision of this Subcontract or the Quality Agreement, or with respect to the performance of either Party under this Subcontract or the Quality Agreement. If the dispute is not resolved by the officers by mutual agreement within thirty (30) days after a meeting to discuss the dispute, either Party may at any time thereafter provide the other Party written notice specifying the terms of such dispute in reasonable detail and notifying the other Party of its decision to institute arbitration proceedings under Article 26.

26.6 Injunctive Remedy. Nothing in this Subcontract shall limit the right of either Party to seek to obtain in any court of competent jurisdiction any injunctive relief and seeking or obtaining such equitable relief shall not be deemed a waiver of this Subcontract to arbitrate. For clarity, any such equitable remedies shall be cumulative and not exclusive and are in addition to any other remedies that either Party may have under this Subcontract or Applicable Law.

27. Survival. The rights and obligations of the Parties set forth in Sections 2.1(b), 2.5, 4.3, 4.4, Article 5, Article 8, Article 9, Article 10, Section 13.2 and 13.3, Article 16 and Article 26 shall survive expiration or earlier termination of this Subcontract.

IN WITNESS WHEREOF, the Parties have executed this Subcontract as of the Effective Date.

Diosynth RTP Inc.

By: [signature]

Name: Stephen A. Spearman, Ph.D., MBA
~~General Manager~~

Title: ____________

By: [signature]

Name: Henrik Edeback

Title: Finance Director

PharmAthene, Inc.

By: [signature]

Name: Christopher Camut

Title: VP Contracting

LAW DEPARTMENT [signature] M. L. Sorella

33

1 Exhibit A Scope of Work for Technology Transfer, Scale-Up and cGMP Manufacturing of rPA Drug Substance Diosynth Biotechnology CONFIDENTIAL

35 EXHIBIT B Program Price and Payment Schedule

EXHIBIT C

Prime Contract Flow-Down Terms

Incorporation of FAR Clauses: The Federal Acquisition Regulation ("FAR") clauses clauses referenced below are incorporated herein by reference, with the same force and affect as if they were given in there full text, during the performance of this Contract. The reference to the Contractor in the FAR clauses shall mean the Diosynth acting as the immediate subcontractor to PharmAthene.

The full text of a FAR clause may be accessed electronically at: http://www.arnet.gov

Notes:

1. Substitute PharmAthene for "Government" or United States as applicable throughout this clause.
2. Substitute PharmAthene "Director of Contracts" for "Contracting Officer," "Administrative Contracting Officer," and "ACO" throughout this clause.
3. Insert "and PharmAthene after "Government" or Contracting Officer throughout this clause.
4. Insert "or PharmAthene" after Government throughout this clause.
5. Communication or notification required under this clause from or to the Contracting Officer and to and from the Contracting Officer shall be through PharmAthene.
6. "Contracting Officer" shall mean the US Government Contracting Officer for PharmAthene's government Prime Contract under which this Contract is entered.

Item #	FAR Section	Date	Title	
3	52.246-16	Apr 1984	Responsibility for Supplies	See Note 1: title passes upon formal acceptance. Does not eliminate right of rejection
8	52.203-12	Sept 2005	Limitation on Payments to Influence Certain Federal Transactions (Over $100,000)	See Note 3: Required Certification by Subcontractor shall be submitted upon written request.
9	52.203-13	Dec 2007	Contractor Code of Business Ethics and Conduct	
11	52.211-5	Aug 2000	Material Requirements	See Note 2
12	52.222-19	Jan 2006	Child Labor – Cooperation with Authorities and Remedies	

36

37 13  52.222-20  Dec 1996  Walsh-Healey Public Contracts Act  Applicable if the work is to be performed in United States, Puerto Rico, and or the US Virgin Islands. 14  52.222-21  Feb 1999  Prohibition of Segregated Facilities 15  52.222-26  Mar 2007  Equal Opportunity 16  52.222-35  Sept 2006  Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans 17  52.222-36  Jun 1998  Affirmation Action for Workers with Disabilities 18  52.222-37  Sept 2006  Employment Reports on Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans 19  52.222-50  Aug 2007  Combating Trafficking in Persons  Must be flown down to Contractor’s subcontractors 21  52.223-14  Aug 2003  Toxic Chemical Release Reporting (Over $100,000) 22  52.225-1  Jun 2003  Buy American Act – Supplies 23  52.225-13  Feb 2006  Restrictions on Certain Foreign Purchases  See Notes 5 and 6 24  52.227-1  Jul 1995  Authorization and Consent  See Notes 3 and 4 25  52.227-2  Aug 1996  Notice and Assistance Regarding Patent and Copyright Infringement (Over $100,000)  See Note 3 27  52.227-14  Jun 1987  Rights in Data – General  See Notes 1 and 2 89  52.222-39  Dec. 2004  Notification of Employee Rights Concerning Payment of Union Dues or Fees 90  52.247-64  Feb 2006  Preference for Privately Owned U.S.-Flag Commercial Vessels

38 EXHIBIT D Quality Agreement

16 Definitions and Abbreviations Analytical Test Methods  Methods used for analytical testing, including Standard Test Methods and Compendial Methods. Anomalous  A result that does not follow the expected trend, either in comparison with other batches or with respect to previous results collected during a stability study. API  Active Pharmaceutical Ingredient, may be used interchangeably with Bulk Drug Substance. Approval  The term “Approval” is defined as concurrence between PharmAthene and Diosynth, such as agreement on a proposed Change, as evidenced in writing and signed by both companies’ Authorized Quality Representatives. Approved Supplier  A supplier who has met minimum approval standards and who has been approved to provide required items or services that may impact product quality. Authorized Quality Representatives  An individual named within the Quality Agreement with the authority to resolve any disputes or conflicts relating to this Quality Agreement in a timely and equitable manner and in compliance with all applicable quality and regulatory requirements. Batch  Batches are defined as the material represented at the end of the processing step for Bulk Drug Substance. Batch Packet  Relevant documentation to be transferred to PharmAthene to facilitate the release of a Batch. This packet consists of copies of QA reviewed; • executed processing batch records •all Deviations and NOEs, which references CAPA’s initiated •investigations •in-process and release assay results including raw data •Certificate of Analysis (CoA) or analytical results •QA disposition of product statement •batch genealogy (when applicable) •restriction summary •facility summary including associated laminar flow environmental data

17 Bulk Drug Substance (BDS)  Any substance or mixture of substances intended to be used in the manufacture of a drug (medicinal) product and that, when used in the production of a drug, becomes an active ingredient of the Drug Product. Such substances are intended to furnish pharmacological activity or other direct effect on the diagnosis, cure mitigation, treatment, or prevention of disease or to affect the structure and function of the body. Certificate of Analysis (CoA)  An authentic document that states that a specific batch of material has been evaluated in accordance with the Item Specification for that material. Certificate of Conformance (CoC)  A PharmAthene supplied document that states a specific lot of material has been evaluated by PharmAthene and conforms to all product and regulatory requirements for further manufacturing or release. cGMP  Current Good Manufacturing Practices pursuant to (a) the U.S. Federal Food, Drug and Cosmetics Act as amended (21 USC 301 et seq.), (b) U.S. regulations in Title 21 of the U.S. Code of Federal Regulations Parts 210, 211, 600 and 610, (c) the EU Guide to Good Manufacturing Practice for Medicinal Products, Volume 4, Part lI including relevant sections of DIR 2003/94/EC, and (d) International Conference on Harmonization (ICH) Guidance for Industry Q7 Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients. Change Management  Any change that: (a) has the potential to impact the quality of PharmAthene’s Product; (b) impacts the regulatory commitments and/or reporting requirements of the bulk drug substance; (c) requires re-qualification or re-validation of PharmAthene’s methods, process or reference standards; and/or (d) results in changing or modifying PharmAthene’s approved Item Specifications, test methods or any document approved by PharmAthene. Critical Raw Materials  Critical raw materials are raw materials that have the potential to impact process performance attributes and/or product quality, compromise the final formulation components or combine structurally or chemically with the active pharmaceutical ingredient or drug product. Critical Consumable  A consumable that comes into direct contact with the product post the CSIB stage.

18 Date of Manufacturing  At Diosynth determined from the first date of fill into final container or packaging for intermediate or Bulk Drug Substance. Deviation  An unplanned event requiring investigation with 1) may affect the quality or compliance status of the product, process, materials, equipment or facility involved or 2) may not be in alignment with regulatory submissions. Disposition  A recommendation given by Diosynth Quality on the suitability of the Intermediate or BDS for further processing. Drug Substance (DS)  Synonymous with Bulk Drug Substance (BDS). Drug Product  The dosage form in the final immediate packaging intended for clinical use. Exception  An exception to a validation protocol is either a deviation from or modification to pre-established acceptance criteria; or an issue encountered after approval of the protocol that requires retesting or additional test plans. For Cause Visit  The term “for cause visit” is used to describe site visits, other than internal audits or business discussions, for the purpose of reviewing documentation, facilities or processes related to a specific deviation affecting Product disposition. Item Specification  A set of criteria to which a material must conform to be considered acceptable for its intended use. Master Batch Record  A detailed description of PharmAthene specific production process outlining the different actions an operator has to perform to complete the BDS production process. A scaled copy of the master batch record is the batch production record. Notice of Events (NOE)  Events which are not considered deviations. These events have no impact to products or materials because the incident is a departure from Standard Operating Procedures (SOPs), manufacturing/testing instructions, maintenance/calibration out of tolerances, environmental monitoring excursions, deemed minor in nature and can be verified by existing documentation available at the time of observation. Out-of-Specification (OOS)  A test that is valid but the sample result does not comply with the established specification. In this case, “result” is defined as the final reportable value as determined according to the test

19 method. Such a reportable value may be comprised of multiple individual determinations (i.e., replicates) as per the test method. Only reportable values are compared to specifications; therefore only a reportable value may constitute an OOS. Process Consumable  Disposable equipment or equipment parts that may/may not come in contact with an intermediate or bulk drug substance. A consumable may be single or for multiple use, and may/may not be sterile. Process Consumables  Process Consumables include any Process Consumable or Raw Material used in the manufacture of an intermediate or BDS that do not themselves participate in a chemical or biological reaction. Such other materials include: media, resins, filters, membranes, product-contact materials or surfaces, disposable analytical test kits, analytical columns dedicated to the Program, disposable containers, and subcontracted analytical testing are considered to be process consumables. Process Profiling  A campaign of three (or more) batches performed at scale, in advance of Process Validation, to demonstrate the final process can perform effectively and reproducibly and meet the predefined acceptance criteria.  Product  Any (a) API/Bulk Drug Substance, or (b) Drug Product comprised of API/Bulk Drug Substance, or (c) intermediate(s) of (a) or (b), in each case as specified in the applicable Scope. Production Batch Record  An accurate reproduction of a Master Batch Record used as instruction for and documentation of production activities. QC Raw Data  Analytical worksheets or notebook pages used to record analyses, including details of preparation and expiry dates of reagents, sample and standard solutions and details of instruments used and associated printouts, sequences and methods. For HPLC, single injection reports for all injections, this includes integration events and the sequence table. For SDS-PAGE and IEF, original gel scans, processed gels and details of processing parameters. Any analytical report or CoA from a sub-contractor. Raw Material  Any ingredient intended for use in the manufacture of an intermediate or API, including those that may not appear in the final formulation. These include chemicals used directly and/or indirectly in the manufacturing process. Release  Dispositioned material is approved by PharmAthene for further processing, as evidence by Diosynth’s receipt of PharmAthene’s CoC.

20 Significant Deviation  An unplanned event requiring investigation which has a known serious negative impact on the quality of the product, process, materials, equipment or facility, represents a quality system failure with serious negative impact, or is not in alignment with regulatory submissions. Standard Test Methods  An approved document describing a method of testing which establishes a particular course of action or way of performing an activity as established by Diosynth. Statement of Compliance  A Diosynth QA Disposition of Product Statement stating that a specific Batch of BDS complies with all Product, GMP and regulatory requirements and is signed by an authorized representative of Diosynth.

39 EXHIBIT E Earned Value Management System 1. Reporting a. Diosynth shall provide a detailed schedule in line with the Work Breakdown Structure (WBS), provided by PharmAthene. b. Diosynth shall submit monthly reports to PharmAthene compared against the agreed baseline plan. The monthly reports will be submitted electronically by the end of the 2nd business day following the end of each calendar month. c. Diosynths’ reporting will be submitted in accordance with the WBS structure. Each report must include: i. Monthly Technical Progress Report by work package; ii. Any schedule changes or slippages by work package; and iii. An updated cash flow analysis spreadsheet. 2. Schedule a. Setting the Baseline schedule i. PharmAthene will provide Diosynth with a WBS for its portion of the work. ii. Diosynth will provide a detailed schedule (Microsoft project gantt) that breaks down the tasks into activities that are four (4) weeks or less in duration. Some management activities may be longer, but tasks that are discretely measurable and/or have defined products should follow this guideline wherever possible. b. Monthly Schedule Status Reports i. Diosynth shall provide schedule updates to PharmAthene on a monthly basis (in accordance with the project schedule outlined above). Actual start and end dates must be reported and percentage (%) completion against all active activities. Any proposed changes to the forward planned activities should be listed, for discussion/agreement by PharmAthene.

40 3. Budget a. Diosynth shall provide a payment schedule by work package to PharmAthene. The time-phased budget will include all subcontracted costs, purchased materials costs as well as Diosynth costs. This payment schedule will be structured to show how the invoices will be presented. b. Monthly Status Reports i. As the program progresses, changes to the cost and schedule may be negotiated between PharmAthene and Diosynth. If those changes impact either the program Master Schedule or budget, those changes must be formally approved. c. Cost to complete. Diosynth shall highlight in the monthly report any changes to the Scope or to the proposed costs, and therefore any change to the overall cost to complete. 4. Risk Management a. Diosynth shall, however, provide input and feedback to PharmAthene during routine program status meetings on high impact/high probability risks and opportunities on the program and discuss and agree how identified risks should be mitigated. Monthly program management updates shall include any changes in risk assessment.